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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 6, 1996

                              TOKHEIM CORPORATION
                     -------------------------------------
              (Exact Name of Company as Specified in its Charter)



          Indiana                        1-6018             35-0712500
          -------                        ------             ----------
(State or other jurisdiction of        (Commission        (IRS Employer
 incorporation or organization)        File Number)   Identification Number)



10501 Corporate Drive, P.O. Box 360, Fort Wayne, IN             46801
- -----------------------------------------------------           -----
       (Address of principal executive office)                (Zip Code)


                                (219)-470-4600
             -----------------------------------------------------
               (Company's telephone number, including area code)


                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On September 6, 1996, Tokheim Corporation (the "Company") completed the acquisition of the petroleum dispenser business (the "Acquired Business") of Sofitam S.A., a French corporation. The Acquired Business, headquartered in France, is the leading manufacturer and servicer of petroleum dispensers in France and northern Africa, and a leading manufacturer in southern Europe. The Acquisition consummated the transactions contemplated by an Option Agreement, dated as of May 7, 1996 (the "Option Agreement") by and between the Company and Sofitam S.A. The following description of the Option Agreement is qualified by reference to the complete text of the Option Agreement, which is incorporated by reference herein and attached hereto as Exhibit 3.

          Pursuant to the Option Agreement, the Company acquired the equity of the Acquired Business from Sofitam S.A. for a purchase price equal to 540 million French francs, less the amount of debt outstanding at the closing and certain adjustments related to the Acquisition. The equity purchase price in U.S. dollars was approximately $48.6 million.

          At the time the Acquisition was consummated, the Company repaid in full the intercompany indebtedness of the Acquired Business (approximately $24.4 million principal amount) and certain existing indebtedness of the Company (approximately $38.1 million principal amount as of August 31, 1996). The transaction was financed by the private placement of $100 million principal amount of 11-1/2% Senior Subordinated Notes due 2006 and the utilization of a portion of an $80 million bank credit facility. The Indenture relating to the Notes and the Credit Agreement are incorporated by reference herein and attached hereto as Exhibits 4 and 5, respectively.


     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          (a)  Financial Statements of the Acquired Business.

          Attached as Exhibit 1 to this Current Report on Form 8-K are audited combined balance sheets of the Acquired Business as of December 31, 1995 and 1994, and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1995. It is impracticable at this time to provide the interim historical financial statements of the Acquired

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Business required by Regulation S-X.  They will be filed as soon as practicable but no later than 60 days after this report is required to be filed.


          (b)  Pro Forma Financial Information.

          Attached as Exhibit 2 to this Current Report on Form 8-K are the unaudited pro forma condensed consolidated statement of operations for the year ended November 30, 1995 and pro forma condensed consolidated balance sheet as of November 30, 1995. It is impracticable at this time to provide the interim pro forma financial statements of the Acquired Business required by Regulation S-X. They will be filed as soon as practicable but no later than 60 days after this report is required to be filed.


          (c)  Other Exhibits.

          3. Option Agreement, dated as of May 7, 1996, by and between the Company and Sofitam S.A.

          4. Indenture, dated as of August 23, 1996, by and between the Company and Harris Trust and Savings Bank, as trustee.

          5. Credit Agreement, dated as of September 3, 1996, among the Company, certain subsidiaries of the Company, NBD Bank, N.A., as administrative agent, First Chicago Capital Markets, Inc., as arranger, and other institutions party thereto.

          6. Consent of Salustro Reydel.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



                                           TOKHEIM CORPORATION
                                           -------------------
                                               Registrant



Date:  September 23, 1996             By: /s/ Douglas K. Pinner
                                         -----------------------
                                           Douglas K. Pinner
                                           President and Chief Executive Officer



Date:  September 23, 1996             By: /s/ John A. Negovetich
                                         -----------------------
                                           John A. Negovetich
                                           Vice President and
                                           Chief Financial Officer

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                                 EXHIBIT INDEX


Exhibit
Number      Description
- -------     -----------
1.          Audited combined balance sheets of the Acquired Business as of
            December 31, 1995 and 1994, and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1995.

2. Unaudited pro forma condensed consolidated statement of operations for the year ended November 30, 1995 and pro forma condensed consolidated balance sheet as of November 30, 1995.

3. Option Agreement, dated as of May 7, 1996, by and between the Company and Sofitam S.A.

4. Indenture, dated as of August 23, 1996, by and between the Company and Harris Trust and Savings Bank, as trustee.

5. Credit Agreement, dated as of September 3, 1996, among the Company, certain subsidiaries of the Company, NBD Bank, N.A., as administrative agent, First Chicago Capital Markets, Inc., as arranger and other institutions party thereto.

6.          Consent of Salustro Reydel.


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